UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 27, 2009

OMNITURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 East Timpanogos Circle
Orem, UT 84097
(Address of Principal Executive Offices, including Zip Code)
(801)722-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
     On January 27, 2009, Omniture, Inc. (“Omniture”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with WPP Luxembourg Gamma Three Sarl (“WPP”) and WPP Group USA, Inc. (“WPP USA”), pursuant to which Omniture issued to WPP a total of 2,852,578 unregistered shares of its common stock, par value $0.001 per share, at a cash purchase price equal to $8.76 per share (which price is equal to the arithmetic average of the closing prices of Omniture’s common stock, as reported on the Nasdaq Global Select Market for the five (5) consecutive trading days ending on January 26, 2009) for aggregate consideration of $25,000,000. Omniture and WPP each made customary representations, warranties and covenants in the Purchase Agreement that are similar to those made by parties in similar financing transactions, and the closing of the transactions contemplated in the Purchase Agreement were subject to customary closing conditions. In addition, WPP, WPP USA and any of their respective affiliates are bound by certain standstill and market standoff provisions for a period of eighteen (18) months.
     Pursuant to the Omniture Enterprise Channel Partner Agreement (the “Enterprise Agreement”) between Omniture and WPP USA, dated January 27, 2009, if WPP USA achieves certain performance milestones under the Enterprise Agreement, Omniture agreed to issue to WPP a warrant (the “Warrant”) to purchase a number of shares of Omniture’s common stock to be determined by dividing an amount ranging from 0 to 10,000,000 (with the exact amount to be based on WPP USA’s achievement of certain performance milestones under the Enterprise Agreement) by the exercise price per share of the Warrant, which equals the arithmetic average of the daily volume weighted average prices of Omniture’s common stock for the five (5) consecutive trading days immediately prior to April 15, 2010. The Enterprise Agreement contemplates that if the performance milestones are met, the Warrant will be issued on or around April 15, 2010, and will be subject to periodic vesting over a period of twenty-one (21) months following its issuance, so long as the Enterprise Agreement remains in effect, subject to certain exceptions.
     Omniture, WPP and WPP USA entered into the transactions described above in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, as promulgated by the United States Securities and Exchange Commission under the Securities Act.
     The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified entirely by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.
     On January 29, 2009, WPP PLC and Omniture issued a press release announcing that the parties had entered into the transactions described above, a copy of which is attached hereto as Exhibit 99.1.
     The information contained herein, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

4.1	Common Stock Purchase Agreement, dated as of January 27, 2009, by and among, Omniture, Inc., WPP Luxembourg Gamma Three Sarl and, solely with respect to Sections 5.2 and 8 thereof, WPP Group USA, Inc.

99.1*	Text of press release of WPP PLC and Omniture, Inc., issued on January 29, 2009.

*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
Date: January 29, 2009	By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Common Stock Purchase Agreement, dated as of January 27, 2009, by and among, Omniture, Inc., WPP Luxembourg Gamma Three Sarl and, solely with respect to Sections 5.2 and 8 thereof, WPP Group USA, Inc.

99.1*	Text of press release of WPP PLC and Omniture, Inc., issued on January 29, 2009.

*	Furnished herewith.